UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2009 (December 8, 2009)

CIT GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Fifth Avenue
New York, New York 10017
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 771-0505
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.03 Bankruptcy or Receivership.
          As previously disclosed, on November 1, 2009, CIT Group Inc. (the “Company”) and CIT Group Funding Company of Delaware LLC (“Delaware Funding,” and together with the Company, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”). The Debtors also filed the Modified Second Amended Prepackaged Reorganization Plan of CIT Group Inc. and CIT Group Funding Company of Delaware LLC, dated December 7, 2009 (the “Plan”), and the Debtors’ Amended Offering Memorandum, Disclosure Statement and Solicitation of Acceptances of a Prepackaged Plan of Reorganization, dated October 16, 2009 and as supplemented on October 23, 2009.
          On December 8, 2009 (the “Confirmation Date”), the Bankruptcy Court held a hearing and entered an order (the “Confirmation Order”), attached hereto as Exhibit 2.1, confirming the Plan. The following is a summary of the material features of the Plan, as confirmed by the Bankruptcy Court. The following summary highlights only certain provisions of the Plan and is not a complete description of that document. Therefore, this summary is qualified in its entirety by reference to the Plan, attached hereto as Exhibit 2.2.
•	Each holder of certain senior notes issued by Delaware Funding (formerly know as CIT Group Funding Company of Canada) will receive its pro rata share of five series of 10.25% Series B Second-Priority Secured Notes maturing in each year from 2013 through 2017 issued by Delaware Funding.

•	Each electing holder of certain long-dated senior unsecured notes and each holder of certain senior unsecured notes will receive its pro rata share of five series of 7.0% Series A Second-Priority Secured Notes maturing in each year from 2013 through 2017 (the “Series A Notes”) issued by the Company and a specified percentage of the Company’s new common stock, par value $0.01 per share (“New Common Stock”).

•	Each non-electing holder of certain long-dated senior unsecured notes will have its current claim reinstated and will retain its current note.

•	Each holder of a claim arising under certain specified term loan agreements and credit agreements will receive its pro rata share of Series A Notes issued by the Company and a specified percentage of the New Common Stock.

•	Each holder of certain specified subordinated notes and junior subordinated notes will receive its pro rata share of a specified percentage of the New Common Stock plus contingent value rights.

•	Holders of equity interests in the Company shall have such equity interests cancelled, terminated and extinguished; however, holders of shares of the Company’s preferred stock will receive contingent value rights.

•	The Company’s Board of Directors (the “Board”) (which as of November 1, 2009 had nine (9) members and as of December 8, 2009 had eight (8) members) has determined, and the Plan provides, that the appropriate size of the Board after the effective date of the plan (the “Effective Date”) would be thirteen (13) directors: (a) five of whom will consist of individuals who were serving as directors on November 1, 2009, (b) four of whom will be nominees proposed to the Nominating and Governance Committee of the Board (the “N&GC”) by the steering committee (the “Steering Committee”) of certain of the Company’s lenders (the “Steering Committee Nominees”), (c) three of whom will be nominees (the “Debtholder Nominees”) proposed to the N&GC by the Company’s noteholders (other than members of the Steering Committee) owning more than 1% of the aggregate outstanding principal amount of the Company’s bonds and unsecured bank debt claims (the “One-Percent Holders”) and (d) one of whom will be the Company’s Chief Executive Officer. At the request of and in cooperation with the Steering Committee, the Company has engaged Spencer Stuart, an internationally recognized director search firm, to assist the N&GC in identifying, interviewing and selecting Steering Committee nominees. Spencer Stuart will identify candidates who are independent of the Company, not affiliated with, or representatives of, any of the members of the Steering Committee or the One-Percent Holders, and who possess the qualifications, skills and experience specified by the N&GC. The candidates that are approved by the N&GC will be submitted to the full Board for consideration for appointment with such appointment being subject to the review of the Federal Reserve Bank of New York (the “Federal Reserve”). To the extent the N&GC, the Board or the Federal Reserve does not approve Steering Committee Nominees (whether such event occurs pre- or post-Effective Date), the Steering Committee shall be permitted to submit additional candidates to the N&GC until four members of the Board are Steering Committee Nominees.
          As of October 31, 2009, the Company had 404,730,758 shares of common stock issued and outstanding. As of September 30, 2009, the Company had issued and outstanding 14,000,000 shares of Series A Preferred Stock, 1,500,000 shares of Series B Preferred Stock, 11,500,000 shares of Series C Preferred Stock and 2,330,000 shares of Series D Preferred Stock. All of the outstanding shares of the Company’s common and preferred stock will be cancelled as of the Effective Date.
          As of the Confirmation Date, the Company’s Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) provided for 600,000,000 shares of authorized New Common Stock, of which 200,000,000 shares of New Common Stock will be issued on the Effective Date, and 100,000,000 shares of authorized new preferred stock, par value $0.01 per share, of which no shares will be issued on the Effective Date. The Company has reserved 10,526,316 shares for future issuance under the Amended and Restated CIT Group Inc. Long-Term Incentive Plan. In addition, in the event that the conditions to issuance of New Common Stock on account of the contingent value rights allocated under the Plan are satisfied on the 60th day following the Effective Date, the Company may issue a substantial number of additional shares of New Common Stock. The Company will not make any distribution of New Common Stock on account of the contingent value rights if such conditions are not satisfied on the 60th day following the Effective Date.
          Information as to the assets and liabilities of the Company as of September 30, 2009 is incorporated herein by reference to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009 filed with the Securities and Exchange Commission on November 16, 2009. In connection with its emergence from bankruptcy protection, the Company will be required to adopt fresh-start accounting as of the date the Company emerges from bankruptcy. When the Company adopts fresh-start accounting, its assets and liabilities will be recorded at their fair value as of the fresh-start reporting date. The fair value of the Company’s assets and liabilities as of that date are likely to differ materially from the recorded values of its assets and liabilities as reflected in its historical consolidated financial statements. In addition, the Company’s adoption of fresh-start accounting is likely to materially affect its results of operations following the reporting date. Consequently, investors are cautioned that the Company’s historical financial statements may not be reliable indicators of its financial condition and results of operations for any period after it adopts fresh-start accounting. At present, the Company is unable to confirm the impact that fresh start accounting may have on our financial condition and results of operations, although we expect the impact to be significant.
          On December 8, 2009, the Company issued a press release announcing that the Bankruptcy Court had confirmed the Plan. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Section 5 — Corporate Governance and Management
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
          In connection with the Company’s reorganization and emergence from bankruptcy, the Company adopted the Certificate of Incorporation and Amended and Restated By-laws (the “By-laws”), effective as of the Confirmation Date. The Certificate of Incorporation and By-laws are similar in all material respects to the Company’s Second Restated Certificate of Incorporation and Amended and Restated By-laws as in effect immediately prior to the Confirmation Date, with the following material changes:

          Special Meetings
          The Certificate of Incorporation and By-laws each provide that special meetings of stockholders of the Company may be called at any time by (i) the Chairman of the Board or Secretary of the Company at the request in writing of stockholders holding at least 25% of the voting power of the issued and outstanding common stock of the Company entitled to vote generally for the election of directors or (ii) by the Board in its discretion. The Company’s Second Restated Certificate of Incorporation and Amended and Restated By-laws as in effect immediately prior to the Confirmation Date provided that special meetings of stockholders may only be called by the Board.
          Tax Attribute Preservation Provision
          In order to protect certain tax attributes of the Company following emergence from bankruptcy, the Certificate of Incorporation imposes certain restrictions on the transfer of the New Common Stock (the “Tax Attribute Preservation Provision”). No such provisions were included in the Second Restated Certificate of Incorporation.
          During the Restriction Period (as defined below), unless approved by the Board in accordance with the procedures set forth in the Certificate of Incorporation, any attempted transfer of New Common Stock shall be prohibited and void ab initio to the extent that, as a result of such transfer (or any series of transfers of which such transfer is a part), either (i) any person or group of persons shall become “five-percent shareholder” of the Company (as defined in Treasury Regulation Section 1.382-2T(g)) or (ii) the ownership interest in the Company of any five-percent shareholder shall be increased.
          Notwithstanding the foregoing, nothing in the Tax Attribute Preservation Provision shall prevent a person from transferring New Common Stock to a new or existing “public group” of the Company, as defined in Treasury Regulation Section 1.382-2T(f)(13) or any successor regulation.
          The period during which the transfer restrictions described above (the “Restriction Period”) apply will commence on the Confirmation Date and will generally remain in effect until the earlier of (a) 45 days after the second anniversary of the Confirmation Date, and (b) the date that the Board determines that (1) the consummation of the Plan did not satisfy the requirements of section 382(1)(5) of the Internal Revenue Code or treatment under that section of the Internal Revenue Code is not in the best interest of the Company, (2) an ownership change, as defined under the Internal Revenue Code, would not result in a substantial limitation on the ability of the Company to use otherwise available tax attributes, or (3) no significant value attributable to such tax benefits would be preserved by continuing the transfer restrictions.
          Issuance of Non-Voting Equity Securities
          Section 1123 of the Bankruptcy Code prohibits the issuance of non-voting equity securities as part of the Plan. The Certificate of Incorporation contains a provision requiring compliance with that section of the Bankruptcy Code. The restriction does not limit the ability to issue non-voting equity securities in the future.
     Indemnification
          The indemnification provisions of the By-laws require advancement of expenses to current and former officers and directors of CIT Group Inc. in connection with indemnifiable proceedings. The By-laws make advances discretionary for all other employees. In those cases, advancement of expenses would require the prior approval of the Chief Executive Officer and the General Counsel. The Amended and Restated By-laws as in effect immediately prior to the Confirmation Date provided that all advancement of expenses was discretionary.
          The foregoing summary highlights only certain provisions of the Certificate of Incorporation and By-laws and is not a complete description of those document. Therefore, this summary is qualified in its entirety by reference to the Certificate of Incorporation and By-laws, attached hereto as Exhibits 3.1 and 3.2, respectively.

Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
          (d) Exhibits:

Exhibit
Number	Description

2.1	Confirmation Order, dated December 8, 2009.

2.2	Modified Second Amended Prepackaged Reorganization Plan of CIT Group Inc. and CIT Group Funding Company of Delaware LLC, dated December 7, 2009.

3.1	Third Amended and Restated Certificate of Incorporation of the Company, dated December 8, 2009.

3.2	Amended and Restated By-laws of the Company, dated December 8, 2009.

99.1	Press release, dated December 8, 2009.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 9, 2009

CIT GROUP INC.
By:	/s/ James P. Shanahan
	Name:	James P. Shanahan
	Title:	Senior Vice President & Chief Compliance Officer

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Confirmation Order, dated December 8, 2009.

2.2	Modified Second Amended Prepackaged Reorganization Plan of CIT Group Inc. and CIT Group Funding Company of Delaware LLC, dated December 7, 2009.

3.1	Third Amended and Restated Certificate of Incorporation of the Company, dated December 8, 2009.

3.2	Amended and Restated By-laws of the Company, dated December 8, 2009.

99.1	Press release, dated December 8, 2009.